EXHIBIT 21

              EOG Resources, Inc. and Subsidiaries

                     As of December 31, 2004



Company Name                                    Place Of Incorporation
EOG Resources, Inc.                                    Delaware
EOG Resources - Carthage, Inc.                         Delaware
EOG Resources Investments, Inc.                        Delaware
EOG Resources Property Management, Inc.                Delaware
EOG Resources Acquisitions L.P.                        Delaware
ERSO, Inc.                                             Texas
EOG Expat Services, Inc.                               Delaware
EOG Resources Marketing, Inc.                          Delaware
EOG - Canada, Inc.                                     Delaware
EOG Company of Canada                                  Nova Scotia
EOG Canada Company Ltd.                                Alberta
EOG Canada Holdings I Inc.                             Alberta
EOG Canada Holdings II Inc.                            Alberta
EOG Finance Canada Company
 (f/k/a EOG Finance Canada Inc.)                       Nova Scotia
EOG Resources Canada Company                           Nova Scotia
EOG Resources Canada Inc.                              Alberta
EOG Resources Canada (a partnership between
 EOG Resources Canada Inc., Managing Partner
 and EOG Resources Canada Company)                     Alberta
Nilo Operating Company                                 Delaware
EOG Resources - Callaghan, Inc.                        Delaware
Online Energy Solutions, Inc.                          Delaware
EOG Resources Holdings LLC                             Delaware
EOG Resources Properties LLC                           Delaware
Belring Company (a Texas Limited Partnership)          Texas
Big Sky Ranches, Inc.                                  Delaware
EOG Resources Appalachian LLC                          Delaware
EOG Resources East Texas L.P.
 (f/k/a EOG Resources East Texas, L.L.C.)              Delaware
Energy Search, Incorporated                            Tennessee
O P Operating Company                                  Delaware
EOG Resources International, Inc.                      Delaware
EOG Resources Trinidad-LRL Limited                     Nevis
EOG Resources Trinidad - LRL Unlimited                 Trinidad
EOGI - Mozambique, Inc.                                Delaware
EOG Resources Mozambique Ltd.                          Cayman Islands
EOG Resources Nitro2000 Ltd.                           Nevis
EOGI - Trinidad, Inc.                                  Delaware
EOGI Trinidad Company                                  Cayman Islands
EOG Resources Trinidad Limited                         Trinidad
Wilsyx International Finance B.V.                      The Netherlands
Murrott Capital Ltd.                                   Nevis
EOGI Trinidad - U(a) Block Company                     Cayman Islands
EOG Resources Trinidad - U(a) Block Limited            Cayman Islands
EOG Resources United Kingdom Limited                   UK
EOGI - Venezuela, Inc.                                 Delaware
EOGI - Venezuela (Guarico), Inc.                       Delaware
EOG Resources Nevis U (b) Block Limited                Nevis
EOG Resources Trinidad U(b) Block Unlimited            Trinidad
EOG Resources Egypt Ltd.                               Cayman Islands
EOGI Egypt Ltd.                                        Cayman Islands
EOG Resources Egypt International Ltd.                 Cayman Islands
EOGI Egypt International Ltd.                          Cayman Islands
EOG Resources (Nevis) Block 4 (a) Limited              Nevis
EOG Resources Trinidad Block 4(a) Unlimited            Trinidad